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                                                                   EXHIBIT 10.17

                       CONFIDENTIAL TREATMENT REQUESTED
              CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH
                    THE SECURITIES AND EXCHANGE COMMISSION

                                PROMISSORY NOTE

$100,000                                                   Dated:  July 24, 1998

     FOR VALUE RECEIVED, the undersigned, THOMAS R. EVANS (the "Borrower"), hereby unconditionally promises to pay to the order of GEOCITIES (the "Lender"), the principal amount of ONE HUNDRED THOUSAND DOLLARS ($100,000), together with interest from the date hereof on the unpaid principal amount at a fixed rate equal to 5.56% per annum. All unpaid principal and interest shall be due and payable on the date that is 270 days following the earlier of (i) the closing of the Lender's initial public offering, or (ii) the closing of a change in ownership or control of the Lender effected through any of the following transactions: (A) a merger, consolidation or reorganization approved by the Lender's stockholders, unless securities representing more than fifty percent
                       ------
(50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Lender's outstanding voting securities immediately prior to such transaction, (B) any stockholder-approved transfer or other disposition of all or substantially all of the Lender's assets, or (C) the acquisition, directly or indirectly by any person or related group of persons (other than the Lender or a person that directly or indirectly controls, is controlled by, or is under common control with, the Lender), of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934) of securities possessing more than fifty percent (50%) of the total combined voting power of the Lender's outstanding securities pursuant to a tender or exchange offer made directly to the Lender's stockholders which the Board of Directors of the Lender recommends such stockholders accept, but in no event shall such date be later than May 11, 2001.

     All unpaid principal and accrued interest hereunder will be immediately forgiven by the Lender if its net revenues for 1998 (as set forth in its audited Statement of Operations for such year) are greater than or equal to $ [***].

     This Promissory Note shall be binding on the Borrower and his successors and assigns, and shall be binding upon and inure to the benefit of the Lender and its successors and assigns. The Borrower may not assign or transfer this Promissory Note or any of its obligations hereunder without the Lender's prior written consent. This Promissory Note shall be governed by and construed in accordance with California law.


                                       /s/ Thomas R. Evans

                                       Thomas R. Evans


[***]  Confidential Treatment Requested for Redacted Portion.